                             EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this __ day of March, 2002, between SFBC Charlotte, Inc., a Florida corporation (the "Company") and Thomas J. Pillsworth, Jr. (the "Employee").

     WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, methods of recruiting subjects, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software or improvement of any portion or phase thereof, whether patented or not, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's Services, as defined, information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), other Confidential Information, as defined by Section 8, and information about the Company's employees, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company; and

     WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial relationships with suppliers, and Customers, as defined, actual and prospective; and

     WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of employment and following (for a reasonable time) termination of employment; and

     WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

     1.   Representations and Warranties.  The Employee hereby represents and
          -------------------------------
warrants to the Company that he (i) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company (other than any prior agreement with the Company or any Affiliate), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or or any Affiliate), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

     2.   Term of Employment.
          ------------------

          (a)  Term. The Company hereby employs the Employee, and the Employee
               ----
hereby accepts employment with the Company for a period commencing no later than April 1, 2002 and ending one year from the date employment commences (the "Term") subject to Section 6, automatically renewable for additional one year terms unless either party gives the other at least 30 days written notice.

          (b)  Continuing Effect. Notwithstanding any termination of employment,
               -----------------
at the end of the term or otherwise, the provisions of Sections 7 and 8 shall remain in full force and effect and the provisions of Section 8 shall be binding upon the legal representatives, successors and assigns of the Employee.

     3.   Duties.
          ------

          (a)  General Duties. The Employee shall serve as Vice President of
               --------------
Business Development of the Company, with duties and responsibilities that are customary for such position. The Employee shall report directly to the Company's Chief Operating Officer or as otherwise directed by the board of directors. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

          (b)  Devotion of Time. The Employee shall devote all of his time,
               ----------------
attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Employee shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company.

          (c)  Location of Office. The Employee's principal business office
               -------------------
shall be his home office located in Morrisville, North Carolina, except that the Employee shall report to the Company's management located in Charlotte, North Carolina. However, the Employee's job responsibilities shall include all business travel necessary to the performance of his job. In any event, the Employee's services shall be supervised by the Chief Operating Officer of the Company who performs his duties under the direction of the board of directors of the Company located in Miami, Florida. As such, Employee shall regularly transact business with or in Miami-Dade County, Florida in furtherance of his duties.

          (d)  Adherence to Inside Information Policies.  The Employee
               ----------------------------------------
acknowledges that the Company's parent, SFBC International, Inc. (the "Parent"), is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, the Parent, or any third party. The Employee shall promptly execute any agreements generally distributed by the Company or the Parent to its employees requiring such employees to abide by its inside information policies.

     4.   Compensation and Expenses.
          -------------------------

          (a)  Salary. For the services of the Employee to be rendered under
               ------
this Agreement, the Company shall pay the Employee an annual salary of $150,000 during the Term, payable in accordance with the Company's normal payroll practices.

          (b)  One-Time Signing Bonus. In addition to any compensation received
               ----------------------
pursuant to Section 4(a), you shall receive upon acceptance of this Agreement by you and the Company, a one-time signing bonus payment of $5,000, grossed up.

          (c)  Expenses. In addition to any compensation received pursuant to
               --------
Section 4(a) the Company shall (i) reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement.

          (d)  Office Expenses. The Company shall pay the Employee reasonable
               ---------------
and customary home office expenses in Morrisville, N.C. including, but not limited to, two phone lines, DSL Internet connection, fax machine, and copy machine. In addition, the Company shall pay the Employee a $400 per month home office allowance.

          (e)  Automobile. The Company shall pay the Employee a monthly
               ----------
automobile allowance of $500.

          (f)  Commissions. The Company shall pay the Employee the commissions
               -----------
reflected on Addendum A.

     5.   Benefits. Except for accrued vacation under Section 5(a), and the
          --------
benefits described under Section 5(c), no other benefits are available during the first 90 days of this Agreement.

          (a)  Vacation. During the first year of employment, the Employee shall
               --------
be entitled to 10 days of vacation, and thereafter up to 15 days of vacation, in each instance without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit.

          (b)  Employee Benefit Programs. The Employee is entitled to
               -------------------------
participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its employees, including programs of life and medical insurance and reimbursement of membership fees in professional organizations.

          (c)  Insurance. The Company shall pay the premiums on the Company's
               ---------
medical insurance policy covering the Employee. The Company shall pay the premiums on a term life insurance policy insuring the Employee with the beneficiary chosen by the Employee and a face value equal to 1.5 times the Employee's base annual salary.

          (d)  Stock Options. The Parent shall grant the Employee 25,000 10-year
               -------------
non-qualified stock options pursuant to and subject to the terms of the Parent's Second Amended and Restated Stock Option Plan. The options will be exercisable at the closing price of the Parent's common stock on the Nasdaq Stock Market on the last trading day prior to the date on which this Agreement is executed by the Employee, and shall vest in equal increments over a three year term each June 30 and December 31 commencing December 31, 2002, subject to continued employment at each applicable vesting date. All options shall be subject to execution of the Parent's standard stock option agreement. In addition, the Employee will be eligible to participate in the Company's executive stock option plan when it is implemented.

     6.   Termination.
          -----------

     (a)  General Provisions. Either the Company or the Employee, in his or its
          ------------------
sole discretion, may terminate the Employee's employment without cause at any time upon 90 days written notice. Upon effectiveness of such termination, the Employee shall have no right to compensation or reimbursement under Section 4 or to participate in any employee benefit programs under Section 5, except as provided for by law for any period subsequent to the effective date of termination. On or before the termination of his employment or prior to receiving any final compensation or expenses due him, the Employee shall (a) return to the Company's principal executive offices, (b) participate in an exit interview, and (c) execute a Certificate of Conclusion of Employment, certifying that he has complied with his obligations and acknowledging his continuing obligations under this Agreement. The Employee's failure to comply with the requirements of Section 6 of this Agreement shall constitute a material breach of this Agreement. If the Employee is terminated for any reason other than Cause (defined below), he shall be entitled to 90 days severance pay from the effective date of such termination.

     (b)  Termination for Cause. The Company may terminate the Employee's
          ---------------------
employment pursuant to the terms of this Agreement at any time for Cause by giving written notice of termination. The Employee shall have 10 days from the date of the notice to provide the Company with evidence that the Company is mistaken as to "Cause" and that the Employee's behavior does not meet the criteria for "Cause" as defined herein. During such 10 day period the Employee shall be suspended without pay; if employment is reinstated the Employee shall be paid for the 10 day period and if the termination is upheld such termination shall be effective upon the giving of written notice of termination. Upon any such termination for Cause, the Employee shall have no right to compensation or reimbursement under Section 4, or to participate in any employee benefit programs under Section 5, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 6(b), "Cause" shall mean: (i) the Employee is convicted of a felony involving any subject matter (ii) is charged with a felony relating to the business of the Company or any Affiliate; (iii) is convicted of a misdemeanor directly involving the Employee's employment which directly affects the business of the Company; (iv) is found after an internal investigation to have engaged in sexual misconduct which is related to the Employee's employment or the business of the Company;
(v) the Employee, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in either case, in harm to the Company; (vi) the Employee misappropriates Company funds or otherwise defrauds the Company; (vii) the Employee breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (viii) the Employee has been found to have committed any act or failed to take any action which results in the Parent's common stock being delisted for trading on the principal trading market or exchange; (ix) the

Employee is convicted of illegal possession or use of a controlled substance;
(x) the Employee engages in chronic absenteeism or drinking to excess; (xi) the Employee fails or refuses to cooperate in any official investigation conducted by or on behalf of the Company; (xii) the Employee materially breaches any provision of this Agreement including Section 3(d); or (xiii) the Employee on more than one occasion fails to comply with the directives of the Company's board of directors.

          (c)  Special Termination. In the event that (i) the Employee, with or
               -------------------
without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 3, or (ii) any entity or person not now an Employee officer or director of the Company becomes either individually or as part of a group the beneficial owner of 30% or more of the Company's common stock, the Employee, by written notice to the Company, may elect to deem the Employee's employment hereunder to have been terminated by the Company without cause, in which event all of Employee's remaining unvested options, if any, shall vest immediately upon such termination and the Company shall release the Employee from the provisions of Section 7 (a) and (b).


     7.   Non-Competition Agreement.
          -------------------------

          (a)  Competition with the Company. Until termination of his employment
               ----------------------------
and for a period of 12 months commencing on the date of termination, the Employee, directly or indirectly or, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity ("any of the foregoing defined as an "Affiliated Entity") shall not provide sales, marketing or business development services to any entity which competes with the Company or its Affiliates, within any metropolitan area in the United States or elsewhere in which the Company, its subsidiaries or its controlling stockholder, if applicable (collectively, the "Affiliates") is then engaged in the offer and sale of competitive products or Services. Provided,
                                                                   --------
however, the foregoing provisions shall not prevent the Employee from accepting
-------
employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if the Employee's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Employee from
          --------  -------
owning up to 5% of the securities of any publicly-traded enterprise provided the Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. In addition, the Employee may not, directly or indirectly including through any Affiliated Entity, obtain employment with or perform services for any Customer, as defined, of the Company during the period commencing on the date of termination and continuing for 12 months thereafter.

          (b)  Solicitation of Customers.  During the periods in which the
               -------------------------
provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly including through any Affiliated Entity, shall not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company , refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which has approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

          (c)  Solicitation of Employees.  During the periods in which the
               -------------------------
provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company .

          (d)  No Payment. The Employee acknowledges and agrees that no separate
               ----------
or additional payment will be required to be made to his in consideration of his undertakings in this Section.

          (e) References to the Company in this Section 7 shall include the Company's Affiliates.

     8.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          (a)  Confidential Information. Confidential Information includes, but
               ------------------------
is not limited to, trade secrets as defined by the common law and statute in Florida or any future Florida statute, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of Customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of Customers who are the persons with whom the Company's employees and agents communicate in the ordinary course of business. . For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any Affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company. As used herein, the term "Services" shall include all clinical or pre-clinical research, testing, protocol design, data management, medical writing, clinical or analytical laboratory services or other services relating to proposed or actual formulations, foods, drugs and medical devices engaged in by the Company during the Term of the Employee's employment.

          (b)  Legitimate Business Interests. The Employee recognizes that the
               -----------------------------
Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) Customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's Services, technology, methods and procedures.

          (c)  Confidentiality. For a period of two years following termination
               ---------------
of employment, or as otherwise required by client privilege, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset. The Employee shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company (excluding the Employee, if applicable).

          (d) References to the Company in this Section 8 shall include the Company's Affiliates.

     9.   Equitable Relief.
          ----------------

          (a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, shall cease to be an employee of the Company for any reason and take any action in violation of
Section 7 and/or Section 8, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in
Section 9(b) below, to enjoin the Employee from breaching the provisions of
Section 7 or Section 8. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

          (b) Any action must be commenced in Miami-Dade County, Florida. The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     10.  Conflicts of Interest.  While employed by the Company, the Employee
          ---------------------
shall not, directly or indirectly, unless approved in writing by the President:

          (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

          (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

          (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

          (d) As used in Section 10(a), (b) or (c), the Company also includes its Affiliates.

     11.  Inventions, Ideas, Processes, and Designs.  All inventions, ideas,
          -----------------------------------------
processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Employee shall be bound by such decision.
The Employee shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

     12.  Indebtedness.  If, during the course of the Employee's employment
          ------------
under this Agreement, the Employee becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Employee and collect any remaining balance from the Employee.

     13.  Assignability.  The rights and obligations of the Company under this
          -------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities (via merger or otherwise) or assets and business of the Company. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

     14.  Severability.
          ------------

          (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

          (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     15.  Notices and Addresses.  All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     To the Company:      SFBC Charlotte, Inc.
                          11190 Biscayne Blvd.
                          North Miami, FL  33181
                          Facsimile: (305) 895-8616
                          Attention:  Dr. Gregory B. Holmes

     With a Copy to:      Michael D. Harris, Esq.
                          Michael Harris, P.A.
                          1645 Palm Beach Lakes Blvd.
                          Suite 550
                          West Palm Beach, FL  33401
                          Facsimile (561) 478-1817

     To the Employee:     Thomas J. Pillsworth, Jr.
                          203 Hardenbrook Court
                          Morrisville, North Carolina 27560

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     16.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     17.  Attorney's Fees.  In the event that there is any controversy or claim
          ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

     18.  Governing Law. This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

     19.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

    20.   Additional Documents.  The parties hereto shall execute such
          --------------------
additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

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

     21.  Section and Paragraph Headings.  The section and paragraph headings in
          ------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

                                        SFBC CHARLOTTE, INC.

_____________________________           By:_____________________________________
                                           Ray R. Carr, Chief Operating Officer


                                        EMPLOYEE:

_____________________________           By:_____________________________________
                                           Thomas J. Pillsworth, Jr.

March 15, 2002

Thomas J. Pillsworth, Jr.
203 Hardenbrook Court
Morrisville, N.C. 27560

                                  ADDENDUM A


RE:  EMPLOYEE CONTRACT FOR THOMAS J. PILLSWORTH, JR.


In addition to the salary in section 4 (a) of the attached contract, the Employee shall be paid a commission consisting of the following:

     1. Contracts signed that are initiated by Dr. Pillsworth will be paid at a rate of 0.25% of the revenue including pass throughs as collected. Commissions shall be payable on the 20th day of the quarter after the Company receives payment from the sponsor/client for services.

     2. In addition, contracts signed that are initiated by Dr. Pillsworth and referred to Mike Bullinger will be paid at a rate of 0.25% of the revenue including pass throughs as collected. Commissions shall be payable on the 20th day of the quarter after the Company receives payment from the sponsor/client for services.

All commissions will be authorized for payment by Ray R. Carr, or a person appointed by the Company's board of directors, that acknowledges the Employee's efforts in generating the sales. The commission structure will be reviewed from time to time as the responsibilities of Dr. Pillsworth increase, decrease, or change scope.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

                                        SFBC CHARLOTTE, INC.

__________________________________      By:_____________________________________
                                           Ray R. Carr, Chief Operating Officer


                                        EMPLOYEE:

__________________________________      By:_____________________________________
                                           Thomas J. Pillsworth, Jr.